As filed with the Securities and Exchange Commission on December 11, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SENSATA TECHNOLOGIES HOLDING N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	98-0641254
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

Telephone: 31-546-879-555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

2711 Centerville Road

Wilmington, Delaware 19808

Telephone: (866) 403-5272

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis M. Myers, P.C.

Jeffrey W. Richards, P.C.

KIRKLAND & ELLIS LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, €0.01 nominal value per share	10,000,000	$31.055(1)	$310,550,000(1)	$42,359.02(1)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of high and low prices of ordinary shares on December 7, 2012, as reported on the New York Stock Exchange.

PROSPECTUS

10,000,000 Ordinary Shares

Selling shareholders of Sensata Technologies Holding N.V., a public limited liability company incorporated under the laws of the Netherlands, may offer and sell from time to time ordinary shares covered by this prospectus.

We will provide specific terms of any offering, including the price to the public of the ordinary shares, in supplements to this prospectus. Selling shareholders may sell the ordinary shares covered by this prospectus on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” Selling shareholders reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of ordinary shares. If any agents, dealers or underwriters are involved in the sale of any ordinary shares, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds to selling shareholders from the sale of ordinary shares will also be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering, including the names of selling shareholders. This prospectus may not be used to sell ordinary shares unless accompanied by a prospectus supplement.

Our registration of the ordinary shares covered by this prospectus does not mean that selling shareholders will offer or sell any shares.

Our ordinary shares are listed on the New York Stock Exchange under the symbol “ST.” The last reported sale price of our ordinary shares on the New York Stock Exchange on December 10, 2012 was $30.87 per share.

Investing in our ordinary shares involves risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities nor passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” utilizing a “shelf” registration process. Under this shelf process, selling shareholders may sell ordinary shares in one or more offerings. Each time our ordinary shares are offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of any offering of our ordinary shares pursuant to this prospectus, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information under the heading “Where You Can Find More Information.” To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into this prospectus or any prospectus supplement. Neither we nor any selling shareholders are making offers to sell our ordinary shares in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference herein or therein is accurate only as of the date of the relevant document. You should not assume that the information contained in, or incorporated by reference into, this prospectus or any prospectus supplement is accurate as of any other date.

Unless the context specifically indicates otherwise, references in this prospectus to: (i) “we,” “us,” “our,” the “Company” and “Sensata” refer collectively to Sensata Technologies Holding N.V. and its consolidated subsidiaries and their respective predecessors; (ii) “Bain Capital” refers to Bain Capital Partners, LLC; and (iii) “Sponsors” refers collectively to Bain Capital and its co-investors.

i

OUR COMPANY

Sensata, a global industrial technology company, is a leader in the development, manufacture and sale of sensors and controls. We produce a wide range of customized, innovative sensors and controls for mission-critical applications such as thermal circuit breakers in aircraft, pressure sensors in automotive systems, and bimetal current and temperature control devices in electric motors. We believe that we are one of the largest suppliers of sensors and controls in the majority of the key applications in which we compete and that we have developed our strong market position due to our long-standing customer relationships, technical expertise, product performance and quality and competitive cost structure. We compete in growing global market segments driven by demand for products that are safe, energy-efficient and environmentally-friendly. In addition, our long-standing position in emerging markets, including our greater than 15-year presence in China, further enhances our growth prospects. We deliver a strong value proposition to our customers by leveraging an innovative portfolio of core technologies and manufacturing at high volumes in low-cost locations such as China, Mexico, Malaysia, Bulgaria and the Dominican Republic.

Our sensors are customized devices that translate a physical phenomenon such as force or position into electronic signals that microprocessors or computer-based control systems can act upon. Our controls are customized devices embedded within systems to protect them from excessive heat or current. Underlying these sensors and controls are core technology platforms—thermal and magnetic-hydraulic circuit protection, micro electromechanical systems, ceramic capacitance, and monosilicon strain gage—that we leverage across multiple products and applications, enabling us to optimize our research, development, and engineering investments and achieve economies of scale.

Our primary products include pressure sensors, force sensors, temperature sensors, speed sensors, position sensors, motor protectors, and thermal and magnetic-hydraulic circuit breakers and switches. We develop customized and innovative solutions for specific customer requirements, or applications, across the appliance, automotive, heating, ventilation and air-conditioning, industrial, aerospace, defense, data / telecom, and other end-markets. We have long-standing relationships with a geographically diverse base of leading global original equipment manufacturers and other multi-national companies.

We develop products that address increasingly complex engineering requirements by investing substantially in research, development and application engineering. By locating our global engineering team in close proximity to key customers in regional business centers, we are exposed to many development opportunities at an early stage and work closely with our customers to deliver the required solutions. As a result of the long development lead times and embedded nature of our products, we collaborate closely with our customers throughout the design and development phase of their products. Systems development by our customers typically requires significant multi-year investment for certification and qualification, which are often government or customer mandated. We believe the capital commitment and time required for this process significantly increases the switching costs once a customer has designed and installed a particular sensor or control into a system.

We have a history of innovation dating back to our origins. We operated as a part of Texas Instruments Incorporated (“Texas Instruments”) from 1959 until we were acquired by an investor group led by investment funds advised or managed by Bain Capital (the “2006 Acquisition”). Since then, we have expanded our operations in part through the acquisition of First Technology Automotive and Special Products in December 2006, Airpax Holdings, Inc. in July 2007, the Automotive on Board

sensors business of Honeywell International Inc. in January 2011 and the Sensor-NITE Group Companies in August 2011.

ADDITIONAL INFORMATION

The address of our registered office and principal executive office is Kolthofsingel 8, 7602 EM Almelo, the Netherlands, and its telephone number is 31-546-879-555. Our principal U.S. operating subsidiary is Sensata Technologies, Inc., a Delaware corporation, or “STI.” The address for STI is 529 Pleasant Street, Attleboro, Massachusetts 02703, and its telephone number is (508) 236-3800. Our website address is www.sensata.com. The information on, or accessible through, our website is not part of this prospectus.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, including the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on February 10, 2012 and is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any prospectus supplement or in the documents incorporated by reference herein or therein actually occurs, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our ordinary shares to decline, perhaps significantly, and you may lose part or all of your investment.

FORWARD LOOKING STATEMENTS

This prospectus supplement including any documents incorporated by reference herein, includes “forward-looking statements.” These forward-looking statements include statements relating to our business. In some cases, forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “continue” or the negative of such terms or comparable terminology. Forward-looking statements contained herein, or in other statements made by us, are made based on management’s expectations and beliefs concerning future events impacting us and are subject to uncertainties and other important factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by forward-looking statements. We believe that the following important factors, among others (including those incorporated by reference under and set forth under the heading “Risk Factors”), could affect our future performance and the liquidity and value of our securities and cause our actual results to differ materially from those expressed or implied by forward-looking statements made by us or on our behalf:

•	continued fundamental changes in the industries in which we operate, including the automotive industry, have had and could continue to have adverse effects on our businesses;

•	continued pricing and other pressures from our customers may adversely affect our businesses;

•	risks associated with our non-U.S. operations could adversely impact our results of operations from our international businesses;

•	our ability to operate our business effectively could be impaired if we fail to attract and retain key personnel;

•	we may incur material losses and costs as a result of product liability, warranty and recall claims that may be brought against us;

•

we may not realize all of the anticipated operating synergies and cost savings from acquisitions, and we may experience difficulties in integrating acquired businesses, which may adversely affect our financial performance;

•

our substantial indebtedness could adversely affect our financial condition and our ability to operate our business, and we may not be able to generate sufficient cash flows to meet our debt service obligations; and

•	the other risks set forth under the heading “Risk Factors” in the documents incorporated by reference in this prospectus.

All forward-looking statements speak only as of the date on which the statements were made and are expressly qualified in their entirety by the cautionary statements contained in this prospectus, any prospectus supplement, and any document incorporated by reference herein or therein. We undertake no obligation to update or revise forward-looking statements which may be made to reflect events or circumstances that arise after the date on which the statement was made or to reflect the occurrence of unanticipated events.

SELLING SHAREHOLDERS

Information about selling shareholders, including their identities and the number of ordinary shares to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference into this prospectus. Such selling shareholders may include Sensata Investment Company S.C.A, other existing shareholders, our executive officers and our directors.

Selling shareholders shall not sell any ordinary shares pursuant to this prospectus until we have identified such selling shareholders in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their ordinary shares pursuant to any available exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

RETROACTIVE PRESENTATION FOR CHANGE IN ACCOUNTING PRINCIPLE

The following table sets forth revised historical financial information. Effective January 1, 2012, we adopted the Financial Accounting Standards Board’s Accounting Standards Update (“ASU”) 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, as amended by ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassification of Items Out of Accumulated Other Comprehensive Income in Accounting Standards 2011-05. The implementation of this update did not cause any material changes to our consolidated financial statements. The adoption, however, did impact the presentation of our consolidated statements of comprehensive income. The following selected financial information revises historical information to illustrate the new presentation required by these pronouncements for the periods presented. This data should be read in conjunction with our audited consolidated financial statements and the accompanying notes for the year ended December 31, 2011 as included in our Annual Report on Form 10-K, which is incorporated by reference in this prospectus.

Sensata Technologies Holding N.V.

Consolidated Statements of Comprehensive Income/(Loss)

(Thousands of U.S. dollars)

	Years Ended December 31,
	2011	2010	2009
Net income/(loss)	$6,474	$130,050	$(27,681)
Other comprehensive income, net of tax:
Net unrealized gain/(loss) on derivative instruments designated and qualifying as cash flow hedges	63	8,615	(999)
Defined benefit and retiree healthcare plans	4,171	1,126	8,267

Other comprehensive income	4,234	9,741	7,268

Comprehensive income/(loss)	$10,708	$139,791	$(20,413)

USE OF PROCEEDS

Selling shareholders will receive all of the net proceeds from the sale of ordinary shares pursuant to this prospectus. We will not receive any of the proceeds from the sale of ordinary shares by selling shareholders. However, we may receive proceeds from selling shareholders who will pay to us the exercise price for options exercised by them for the purpose of selling shares in an offering pursuant to this prospectus.

PLAN OF DISTRIBUTION

Selling shareholders may sell the ordinary shares in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, in privately negotiated transactions, or through a combination of any of these methods. Additionally, the selling shareholders may be deemed to be underwriters with respect to the ordinary shares that they are offering for resale.

The prospectus supplement will include the following information, as applicable:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the ordinary shares;

•	the net proceeds from the sale of the ordinary shares;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the applicable public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	information about selling shareholders, if applicable.

Unless the context otherwise requires, as used in this prospectus, “selling shareholders” includes the selling shareholders named in any prospectus supplement and donees, pledgees, transferees or other successors-in-interest selling ordinary shares received from a selling shareholder as a gift, pledge, partnership distribution or other transfer after the date of this prospectus or the applicable prospectus supplement.

Selling shareholders may sell ordinary shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the ordinary shares from time to time will be determined by selling shareholders and, at the time of the determination, may be higher or lower than the market price of our ordinary shares on the New York Stock Exchange or any other exchange or market.

Sale through Underwriters or Dealers

If underwriters are used in the sale of any of the ordinary shares, the underwriters will acquire the ordinary shares for their own account. The underwriters may resell the ordinary shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer ordinary shares to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the ordinary shares will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered shares if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the shares in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered shares sold for their account may be reclaimed by the syndicate if the offered shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered shares, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of shares, selling shareholders will sell the shares to them as principals. They may then resell those shares to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

Selling shareholders may sell the ordinary shares directly, and not through underwriters or agents. Ordinary shares may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered shares, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Selling shareholders may sell the ordinary shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we and/or selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase ordinary shares from selling shareholders, if applicable, at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We and/or selling shareholders may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us or selling shareholders in the ordinary course of their businesses.

LEGAL MATTERS

Certain U.S. legal matters will be passed upon for us by Kirkland & Ellis LLP (a limited liability partnership which includes professional corporations), Chicago, Illinois. Some of the partners of Kirkland & Ellis LLP are partners in partnerships that invest in funds managed by advisers associated with Bain Capital and co-invest with Bain Capital in Sensata Investment Company S.C.A. Through this partnership, these partners of Kirkland & Ellis LLP beneficially own less than 1% of our issued and outstanding ordinary shares. Kirkland & Ellis LLP has from time to time represented, and may continue to represent, Bain Capital and some of its affiliates in connection with various legal matters. Loyens & Loeff N.V. will pass upon certain Dutch legal matters, including the validity of the ordinary shares offered hereby.

EXPERTS

The consolidated financial statements of Sensata Technologies Holding N.V. appearing in Sensata Technologies Holding N.V.’s Annual Report (Form 10-K) for the year ended December 31, 2011 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Those financial statements have not been revised to reflect the adoption of ASU 2011-05, Presentation of Comprehensive Income, as amended by ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. The following documents, which have been filed with the SEC by us, are incorporated by reference in this prospectus (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

(1)	our Annual Report on Form 10-K for the year ended December 31, 2011 (filed on February 10, 2012);

(2)	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2011 from our definitive proxy statement on Schedule 14A (filed on April 25, 2012);

(3)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 (filed on May 1, 2012), June 30, 2012 (filed on July 27, 2012), and September 30, 2012 (filed on October 26, 2012);

(4)	our Current Reports on Form 8-K filed on March 16, 2012, April 25, 2012 (to report information under Item 8.01), May 23, 2012, July 20, 2012, October 3, 2012, October 23, 2012 and December 10, 2012;

(5)	the description of our ordinary shares, nominal value €0.01 per share, included under the caption “Description of Ordinary Shares” in the prospectus forming a part of our registration statement on Form S-1, initially filed on November 25, 2009 (File No. 333-163335), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of our registration statement on Form 8-A filed on March 8, 2010.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and file reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 with respect to the ordinary shares offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the ordinary shares offered hereby, reference is made to the registration statement.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus or any prospectus supplement is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus or the applicable prospectus supplement, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to:

Sensata Technologies Holding N.V.

c/o Sensata Technologies, Inc.

529 Pleasant Street

Attleboro, Massachusetts 02703

Attn: Director, Investor Relations

Telephone: (508) 236-3800

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses, to be paid solely by Sensata Technologies Holding N.V. (“we,” “us,” “our” or the “Company”), of the issuance and distribution of the securities being registered hereby:

SEC registration fee	$42,359
FINRA filing fee	50,000
Printing expenses	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Miscellaneous expenses	(1)

Total	(1)

(1)	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of ordinary shares under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the ordinary shares being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

We have a directors and officers liability insurance policy which insures directors and officers against the cost of defense, settlement or payment of claims and judgments under some circumstances. We have also entered into indemnity agreements with each of our board members and executive officers in which we agree to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of the Company or its subsidiaries.

Although Netherlands law does not contain any specific provisions with respect to the indemnification of officers and directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the executive or supervisory boards is, in principle, accepted in the Netherlands. Our articles of association provide for indemnification of directors by the Company to the fullest extent permitted by applicable law, as it now exists or may hereinafter be amended (but, in the case of an amendment, only to the extent such amendment permits broader indemnification rights than permitted prior thereto), against any and all liabilities including all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful or outside of his or her mandate. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to us. The directors are not indemnified from and against claims to the extent they relate to personal gain, benefits or fees to which they were not entitled under the law, or if the director’s liability on account of gross negligence, willful misconduct or deliberate recklessness has been established at law in the applicable court of last resort.

The indemnification described above is not exclusive of any rights to which any of our directors or officers may be entitled. The general effect of the forgoing described provisions may be to reduce the circumstances in which a director or officer may be required to bear the economic burdens of the forgoing described liabilities and expenses.

Item 16. Exhibits.

Reference is made to the attached Exhibit Index.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (i), (a) (ii) and (a) (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Attleboro, Commonwealth of Massachusetts on December 11, 2012.

SENSATA TECHNOLOGIES HOLDING N.V.
By:	/s/ Thomas Wroe, Jr.
Name: Thomas Wroe, Jr. Its: Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Sensata Technologies Holding N.V., hereby severally constitute and appoint Christine Creighton, Robert Hureau and Steven Reynolds, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering which this registration statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Thomas Wroe, Jr. Thomas Wroe, Jr.	Chief Executive Officer (Principal Executive Officer)	December 11, 2012

/s/ Robert Hureau Robert Hureau	Chief Financial Officer (Principal Financial Officer)	December 11, 2012

/s/ Christine Creighton Christine Creighton	Chief Accounting Officer (Principal Accounting Officer)	December 11, 2012

/s/ Paul Edgerley Paul Edgerley	Chairman of the Board	December 11, 2012

/s/ Lewis Campbell Lewis Campbell	Director	December 11, 2012

/s/ Michael Jacobson Michael Jacobson	Director	December 11, 2012

SIGNATURE	TITLE	DATE

/s/ John Lewis John Lewis	Director	December 11, 2012

/s/ Charles Peffer Charles Peffer	Director	December 11, 2012

/s/ Kirk Pond Kirk Pond	Director	December 11, 2012

/s/ Michael Ward Michael Ward	Director	December 11, 2012

/s/ Stephen Zide Stephen Zide	Director	December 11, 2012

/s/ Thomas Wroe, Jr. Thomas Wroe, Jr.	Authorized Representative in the United States	December 11, 2012

Exhibit Index

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

4.1	Amended Articles of Association of Sensata Technologies Holding N.V. (incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Registration Statement on Form S-1, filed on March 8, 2010).

4.2	Form of First Amended and Restated Investor Rights Agreement, entered into by and among Sensata Management Company S.A., Sensata Investment Company S.C.A, Sensata Technologies Holding N.V. (formerly known as Sensata Technologies Holding B.V.), funds managed by Bain Capital Partners, LLC or its affiliates, certain other investors that are parties thereto and such other persons, if any, that from time to time become parties thereto (incorporated by reference to Exhibit 10.50 to Amendment No. 4 to the Registration Statement on Form S-1, filed on February 26, 2010).

4.3	Form of First Amended and Restated Securityholders Agreement, entered into by and among Sensata Investment Company S.C.A., Sensata Technologies Holding N.V. (formerly known as Sensata Technologies Holding B.V.), Sensata Management Company S.A., funds managed by Bain Capital Partners, LLC or its affiliates, Asia Opportunity Fund II, L.P. and AOF II Employee Co-Invest Fund, L.P. (incorporated by reference to Exhibit 10.55 to Amendment No. 3 to the Registration Statement on Form S-1, filed on February 12, 2010).

5.1	Opinion of Loyens & Loeff N.V.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Loyens & Loeff N.V. (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature pages).

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.